Exhibit 10.6
                    RECIPROCAL TRANSMISSION SERVICE AGREEMENT
                                     BETWEEN
                         ARIZONA PUBLIC SERVICE COMPANY
                                       AND
                                   PACIFICORP
                             APS Contract No. 48138



By Federal Energy Regulatory Commission ("FERC") order/ notice of acceptance dated ___________________ in FERC Docket No. ___________, this Agreement,
Arizona Public Service Company Rate Schedule FERC Rate Schedule No. , and PacifiCorp FERC Rate Schedule No. ______, was accepted for filing and permitted to become effective in accordance with Section of this Agreement on the _____ day of _________________, 19____.






EXECUTION COPY

                                                          APS Contract No. 48138

EXHIBIT 10.6
                    RECIPROCAL TRANSMISSION SERVICE AGREEMENT
                                     BETWEEN
                         ARIZONA PUBLIC SERVICE COMPANY
                                       AND
                                   PACIFICORP


                                TABLE OF CONTENTS
                                -----------------


1.   PARTIES............................................................  1

2.   RECITALS...........................................................  1

3.   ENTIRE AGREEMENT...................................................  3

4.   DEFINITIONS........................................................  3

     4.1   Authorized Representative(s).................................  3
     4.2   Cholla/Four Corners System:..................................  3
     4.3   Due Date.....................................................  3
     4.4   FERC.........................................................  3
     4.5   Four Corners/Borah-Brady System:.............................  3
     4.6   Interest.....................................................  4
     4.7   kV...........................................................  4
     4.8   kWh..........................................................  4
     4.9   MW...........................................................  4
     4.10  Point of Delivery............................................  4
     4.11  Point of Receipt.............................................  4
     4.12  Reciprocal Transmission Demand...............................  4
     4.13  Reciprocal Transmission Service..............................  5
     4.14  Transmission Demand..........................................  5
     4.15  Transmission Service.........................................  5
     4.16  Uncontrollable Force.........................................  5


5.   SPECIAL PROVISIONS.................................................  6
     5.1   Reciprocal Transmission Service..............................  6
     5.2   Effective Date, Acceptance and Term..........................  6
     5.3   Authorized Representatives:..................................  8

6.   RATES FOR TRANSMISSION SERVICE.....................................  9

7.   GENERAL TERMS AND CONDITIONS.......................................  9
     7.1   Notifications................................................  9
     7.2   Electrical Load Characteristics.............................. 10
     7.3   Uncontrollable Force......................................... 11
     7.4   Indemnity.................................................... 11
     7.5   Waiver....................................................... 12
     7.6   Billing and Payment.......................................... 12
     7.7   Unilateral Action............................................ 13
     7.8   Assignment................................................... 13
     7.9   Regulatory Fees.............................................. 14
     7.10  Third Party Beneficiaries.................................... 15



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                                                          APS Contract No. 48138



     7.11  Applicable Law............................................... 15
     7.12  Nondedication of Facilities.................................. 15
     7.13  Interruptions................................................ 15


EXHIBIT A.............................................................  A-1

                                                          APS Contract No. 48138


                    RECIPROCAL TRANSMISSION SERVICE AGREEMENT
                                     BETWEEN
                         ARIZONA PUBLIC SERVICE COMPANY
                                       AND
                                   PACIFICORP



1.   PARTIES:
     -------
     The Parties to this Reciprocal Transmission Service Agreement ("Agreement") are ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation ("APS") and PACIFICORP, an Oregon corporation ("PacifiCorp"), hereinafter collectively referred to as "Parties" and individually as "Party."
2.   RECITALS:
     --------
     This Agreement is entered into with reference, in part, to the following:

     2.1 APS and PacifiCorp are engaged in the generation, transmission and distribution of electric power and energy in the western United States.
     2.2 The Parties have taken steps through a series of prior agreements to enhance the efficient operation of their respective systems by taking advantage of the diversity of their loads and generation facilities.
     2.3 PacifiCorp owns the Cholla Unit No. 4 at the Cholla Generation Station and has increased the net generating capability of the Cholla Unit No. 4 from 350 MW to 380 MW effective October 1, 1993.
     2.4 To integrate the increase in the net generating capability of the Cholla Unit No. 4 into PacifiCorp's system, PacifiCorp

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                                                          APS Contract No. 48138

            has requested south to north firm transmission service from APS, on the Cholla/Four Corners System, in addition to the transmission service provided by APS under the September 21, 1990 transmission agreement between the Parties.
     2.5 Pending the execution of this Agreement and acceptance for filing by the FERC, APS has been providing firm transmission service for the increase in the net generating capability of the Cholla Unit No. 4 under the terms and conditions of the Western System Power Pool Agreement.

     2.6 APS desires south to north firm Transmission Service on the Four Corners/Borah-Brady System.

     2.7 In keeping with the Parties' continuing efforts to study and discuss additional arrangements to benefit the Parties and enhance the efficiencies of their respective systems which will inure to the benefit of their customers, and in the event PacifiCorp's Four Corners/Borah-Brady System is able to accommodate Reciprocal Transmission Service, APS and PacifiCorp recognize the mutual benefits of and agree to provide Reciprocal Transmission Service to each other over the Cholla/Four Corners System and the Four Corners/Borah- Brady System, respectively, under the terms hereof.

     2.8 Until the Four Corners/Borah-Brady System is able to accommodate additional transmission for APS, which will initiate such Reciprocal Transmission Service, APS agrees to provide PacifiCorp with Transmission Service under the terms hereof.

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                                                          APS Contract No. 48138

3.   ENTIRE AGREEMENT:
     ----------------
     This Agreement shall constitute the entire contract between the Parties and shall supersede all prior proposals, agreements, representations, negotiations, or letters pertaining to the Reciprocal Transmission Service to be provided hereunder, whether written or oral. The Parties shall not be bound by or be liable for any statement, representation, promise, inducement, or understanding of any nature not set forth in this Agreement. Any changes to the provisions of this Agreement shall not be valid unless mutually agreed upon in writing by the Parties.
4.   DEFINITIONS:
     -----------
     The following terms, when used in this Agreement shall have the meanings specified:
     4.1    Authorized   Representative(s):   A  representative  of  APS  and  a
            representative  of PacifiCorp who are authorized to act in behalf of their respective Party in the implementation of this Agreement.
     4.2    Cholla/Four  Corners  System:  APS'  electric   transmission  system
            between  the  Cholla  Power  Plant  500 kV  switchyard  and the Four
            Corners Power Plant 345 kV switchyard.
     4.3    Due Date: The Fifteenth  (15th)  calendar day after the invoice date or after the facsimile date of the invoice, whichever is earlier.
     4.4    FERC: The Federal Energy Regulatory Commission.
     4.5    Four Corners/Borah-Brady System: PacifiCorp's

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                                                          APS Contract No. 48138

            electric transmission system between the Four Corners Power Plant 345 kV switchyard and the Borah and Brady substations in southern Idaho.
     4.6 Interest: Interest compounded monthly at the rate per annum quoted by Citibank, NA, New York, New York as the prime interest rate quoted as of the first day of each month in which a payment is overdue, plus three percent (3%). APS may change the designated banking institution stated herein by providing PacifiCorp with fifteen (15) day advance written notice.
     4.7    kV:  Kilovolt or kilovolts.
     4.8    kWh:  Kilowatt-hour or kilowatt-hours.
     4.9    MW: Megawatt or Megawatts.
     4.10 Point of Delivery: For the Cholla/Four Corners System, the point of interconnection between the Parties in the Four Corners Power Plant 345 kV switchyard and, for the Four Corners/Borah-Brady System, the Borah and/or Brady Substations.
     4.11 Point of Receipt: For the Cholla/Four Corners System, the point of interconnection between the Parties in the Cholla Power Plant 500 kV switchyard and, for the Four Corners/Borah-Brady System, the point of interconnection between APS and PacifiCorp in the Four Corners Power Plant 345 kV Switchyard.
     4.12 Reciprocal Transmission Demand: For the Cholla/Four Corners System, the 30,000 kW of firm transmission capacity APS shall

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                                                          APS Contract No. 48138

            be obligated to provide for PacifiCorp on the Cholla/Four Corners System from the Point of Receipt to the Point of Delivery. For the Four Corners/Borah-Brady System, the 30,000 kW of firm transmission capacity PacifiCorp is obligated to provide for APS on the Four Corners/Borah-Brady System from the Point of Receipt to the Point of Delivery.
     4.13 Reciprocal Transmission Service: The firm transmission capacity provided by APS to PacifiCorp over the Cholla/Four Corners System from the Point of Receipt to the Point of Delivery and by PacifiCorp to APS over the Four Corners/Borah-Brady System from the Point of Receipt to the Point of Delivery up to the Reciprocal Transmission Demand at no cost to the Parties.
     4.14 Transmission Demand: The 30,000 kW of firm capacity APS shall be obligated to provide and PacifiCorp is obligated to pay for on the Cholla/Four Corners System from the Point of Receipt to the Point of Delivery.
     4.15 Transmission Service: The firm capacity provided by APS to PacifiCorp from south to north over the Cholla/Four Corners System from the Point of Receipt to the Point of Delivery up to the Transmission Demand in accordance with the rates and charges in Section .
     4.16 Uncontrollable Force: Any cause beyond the control of the Party affected, including, but not limited to, failure of facilities, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance,

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
                                                          APS Contract No. 48138

            sabotage, restraint by court order or public authority, which by exercise of due diligence would not be able to overcome.
5.   SPECIAL PROVISIONS:
     ------------------
     5.1 Reciprocal Transmission Service: The Parties shall provide each other Reciprocal Transmission Service; however, the Parties' obligations to provide the Reciprocal Transmission Service shall not begin until such time as the Four Corners/Borah-Brady System, as solely determined by PacifiCorp, has sufficient capacity to provide APS all of its Reciprocal Transmission Demand. Until such time, PacifiCorp shall pay APS for Transmission Service on the Cholla/Four Corners System. Reciprocal Transmission Service shall begin on the first day of the calendar month following the month PacifiCorp determines that transmission capacity is available on the Four Corners/Borah-Brady System.
     5.2    Effective Date, Acceptance and Term:
            5.2.1 This Agreement shall become effective upon execution and acceptance for filing by the FERC and permitted to become effective under the rules and regulations of the FERC.
            5.2.2 The Parties agree to waiver of FERC's filing and notice requirements in order to permit the early filing and acceptance of this Agreement.
            5.2.3 The Parties agree to fully participate in any FERC hearing and/or court proceeding regarding this Agreement.

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
                                                          APS Contract No. 48138


            5.2.4 The Parties concur with all rates and charges and all terms and conditions in this Agreement and, upon the FERC filing, the Parties agree to support the acceptance in full of this Agreement.
            5.2.5     If upon  the  filing  of this  Agreement,  FERC  orders  a hearing to determine whether this Agreement is just and reasonable, this Agreement shall not become effective until the date when an order no longer subject to judicial review has been issued by the FERC determining this Agreement to be just and reasonable.
            5.2.6     If,  as  the  result  of  the  filing,  FERC  modifies  or conditions  any of the  terms  and  conditions,  rates  or charges of this Agreement, and such modification or condition is objectionable to either PacifiCorp or APS for whatever reason and as solely determined by PacifiCorp or APS, this Agreement shall terminate and be of no further force or effect upon written notice of such objection by either Party within thirty (30) days from the date of FERC's order modifying or conditioning this Agreement. In the event that neither PacifiCorp nor APS provide written notice, this Agreement shall be deemed accepted as conditioned or modified.
            5.2.7 The term of this Agreement shall be from the effective date and shall remain in effect for the

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
                                                          APS Contract No. 48138

                      term of the Transmission Agreement between PacifiCorp and APS, dated September 21, 1990 (APS Contract No. 48015).

     5.3    Authorized Representatives:
            5.3.1 Within thirty (30) days after the execution of this Agreement, each Party shall designate its Authorized Representative by giving written notice to the other Party. Either Party may change its Authorized Representative by giving written notice to the other Party at anytime. The functions and responsibilities of the Authorized Representatives shall be:
                      5.3.1.1 To establish procedures and standard practices (consistent with the provisions hereof) for the guidance of system load dispatchers and other operating employees as to matters affecting interconnected operations of the respective systems related to this Agreement, including but not limited to scheduled maintenance and repair;
                      5.3.1.2 To do such other things as are necessary to administer and implement this Agreement; provided that the Authorized Representatives shall have no authority to amend any of the provisions of this Agreement.

            5.3.2     The establishment of any practice or procedure and

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
                                                          APS Contract No. 48138

                      any other action or determination by the Authorized Representatives shall be effective when signed by the designated Authorized Representatives of both Parties.
6.   RATES FOR TRANSMISSION  SERVICE:
     -------------------------------
     Initially, the rates and related charges for Transmission Service rendered by APS to PacifiCorp will be computed in accordance with Exhibit A unless changed in accordance with Section 7.7 of this Agreement. PacifiCorp shall take or pay for the Transmission Demand under this Agreement, which amount shall constitute the monthly minimum, until such time as Reciprocal Transmission Service commences, pursuant to Section 5.1.
7.   GENERAL TERMS AND CONDITIONS:
     ----------------------------
     7.1    Notifications:
            7.1.1 Notifications under this Agreement, except written notices required or authorized herein, may be made by telephone or other means between the Authorized Representatives established pursuant to Section 5.3.1. Any written notices, demands or requests given under Sections 7.1.2 and 7.1.3. hereof shall be delivered in person or mailed as follows:
                                 For PacifiCorp:
                                 Vice President, Power Systems and Development PacifiCorp
                                 700 NE Multnomah, Suite 1600
                                 Portland, Oregon 97232-4116

                                 For APS:
                                 Arizona Public Service Company
                                 c/o Secretary
                                 P.O. Box 53999
                                 Phoenix, Arizona 85072-3999

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
                                                          APS Contract No. 48138

                       Either Party may change such designations from time to time by giving written notice to the other Party.
            7.1.2 Except as set forth in Section 7.1.3 hereof, where any notice, demand or request provided for in this Agreement must be given within a specific period of time, such notice, demand or request shall be in writing, and shall be deemed properly served, given or made, if sent by registered or certified mail, postage prepaid, to the person(s) that have been designated in accordance with
                       Section 7.1.1 hereof.
            7.1.3 Communications between the Parties of a routine nature, when time is not of the essence, shall be deemed served, if delivered in person (or by agent of either Party), sent by facsimile or sent by first-class mail, postage prepaid, to the person(s) who have been designated in accordance with Section 7.1.1 hereof.
     7.2    Electrical Load Characteristics:
            7.2.1 The Parties shall design, construct, operate, maintain and coordinate their respective facilities in accordance with generally accepted utility practices of the Western Systems Coordinating Council.

            7.2.2 Each Party shall use its best effort to construct, operate and maintain its system facilities so as to avoid the likelihood of a disturbance originating

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                                                          APS Contract No. 48138

                       from its system which might cause impairment of service in the system of the other Party.
     7.3 Uncontrollable Force: Neither Party to this Agreement shall be considered to be in default in the performance of any obligation hereunder if failure to perform shall be due to an Uncontrollable Force. The Parties shall not, however, be relieved of liability for failure of performance if such failure is due to causes arising out of removable or remediable causes which it fails to remove or remedy with reasonable dispatch. Any Party rendered unable to fulfill any obligation by reason of an Uncontrollable Force shall exercise due diligence to remove such inability with all reasonable dispatch. Nothing contained herein, however, shall be construed to require a Party to prevent or settle a strike against its will.
     7.4    Indemnity:
            7.4.1 Neither Party ("First Party") shall be liable, whether in warranty, tort, or strict liability, to the other Party ("Second Party") for any injury or death to any person, or for any loss or damage to any property, caused by or arising out of any electric disturbance of the First Party's electric system, whether or not such electric disturbance resulted from the First Party's negligent act or omission. Each Second Party releases the First Party from, and shall indemnify and hold harmless the First Party

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                                                          APS Contract No. 48138

                       from, any such liability. As used in this Section , i) the term "Party" means, in addition to such Party itself, its agents, directors, officers, and employees; ii) term "damage" means all damage, including consequential damage; and iii) the term "persons" means any person, including those not connected with either Party to this Agreement.

            7.4.2 The provisions of this Section shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of any valid insurance policy of either Party.
     7.5    Waiver:   The  failure  of  either   Party  to  insist  upon  strict
            performance of any of the provisions of this Agreement or the payment or acceptance of payment by either Party for all or part of the obligations under this Agreement shall not be deemed a waiver of any right or remedy otherwise available to either Party with respect to the future performance of such provisions.
     7.6    Billing and Payment:
            7.6.1 APS shall render invoices to PacifiCorp for Transmission Service on or before the fifteenth (15th) day of each calendar month for services furnished during the preceding billing period.
            7.6.2      PacifiCorp  shall  pay APS on or  before  the  Due  Date.
                       PacifiCorp  shall  mail the  payment  to APS'  designated

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                                                          APS Contract No. 48138

                       office. PacifiCorp may also pay invoices by electronic transfer if agreed to by the Parties. Amounts which are not received by APS on or before the Due Date shall bear Interest.
            7.6.3 In the event any portion of any invoice is disputed, PacifiCorp shall pay the disputed amount under protest when due. If the protested portion of the payment is found to be incorrect, APS shall refund to PacifiCorp any payment due, including Interest from the date APS receives payment to the date the refund check is mailed by APS.
     7.7 Unilateral Action: Nothing contained in this Agreement shall be construed as affecting in any way, the right of either Party to unilaterally make application to the FERC for a change, with respect to the service it is rendering to the other Party, in classification, or service, or any provision, term, rule, rate, regulation, condition or contract relating thereto, under Section 205 of the Federal Power Act or any successor statute and pursuant to the FERC's rules and regulations promulgated thereunder; or the right of PacifiCorp to request modifications with respect to the services rendered hereunder by APS under Section 206 of the Federal Power Act and pursuant to the FERC's rules and regulations promulgated thereunder.

     7.8    Assignment:

            7.8.1     Neither Party shall assign this Agreement without the

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                                                          APS Contract No. 48138

                      prior written consent of the other Party, which consent may not be unreasonably withheld. The restrictions of this Section shall not apply:
                      7.8.1.1 to any corporation into which or with which the Party making the assignment is merged or consolidated or to which the Party transfers substantially all of its assets;
                      7.8.1.2 to any person or entity wholly owning, wholly owned by, or wholly owned in common with the Party making the assignment.
            7.8.2 Subject to the foregoing restrictions in this Section , this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
     7.9    Regulatory Fees:
            7.9.1 Any regulatory filing fees related to any changes to this Agreement, or relative to either Party's decision to modify or to terminate this Agreement, shall be the responsibility of the Party initiating said action unless otherwise mutually agreed.
            7.9.2 The responsibility for any regulatory fees, charges, or assessments associated with Reciprocal Transmission Service under this Agreement, other than those described in Section hereof, shall be equally shared by both Parties.

            7.9.3     The  responsibility for any regulatory fees,  charges,

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                                                          APS Contract No. 48138

                      or assessments associated with Transmission Service under this Agreement, other than those described in Section hereof, shall be the responsibility of PacifiCorp to the extent that such charges or assessments are not already recovered in APS' charges to PacifiCorp for Transmission Services.
     7.10 Third Party Beneficiaries: This Agreement shall not be construed to create rights in, or to grant remedies to any third Party as a beneficiary of this Agreement or of any duty, obligation, or undertaking established herein.
     7.11 Applicable Law: This Agreement shall be construed and interpreted in accordance with Arizona law.
     7.12 Nondedication of Facilities: The performance of the Parties pursuant to this Agreement shall not constitute the dedication of the electric system or any portion thereof of either Party to the other Party or to a third party, and it is understood and agreed that any right, interest, obligation or duty hereunder by either Party shall cease upon the termination of this Agreement.
     7.13   Interruptions:
            7.13.1 The Parties shall use due diligence to furnish uninterrupted Transmission Service or Reciprocal Transmission Service but do not guarantee uninterrupted transmission of a Party's capacity and energy.

            7.13.2     The  Parties  shall not be liable for any claim of

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                                                          APS Contract No. 48138


                       damage attributable to any interruption or reduction of Transmission Service or Reciprocal Transmission Service due to (i) an Uncontrollable Force as defined in the Agreement; (ii) any operating decisions, which in the operating Party's sole judgement are necessary to maintain reliable service or to protect its generation or transmission facilities or to ensure the safety of its employees or contractors, and (iii) necessary or routine maintenance, repairs, replacements, or installations of equipment, or the investigation and inspection of equipment. To the extent practicable, the Parties shall provide reasonable advance notice to each other of any scheduled interruptions, reductions or other impairments of Transmission Service or Reciprocal Transmission Service.
            7.13.3 In the event it is necessary to curtail Transmission Service or Reciprocal Transmission Service because in the discretion of the Party providing such service, the transmission system over which such service is being provided is in jeopardy, APS and PacifiCorp shall curtail their respective transactions in the following order: (i) non-firm transactions that would mitigate such jeopardy shall be reduced proportionately and (ii) firm schedules shall be reduced proportionately with all other firm

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                                                          APS Contract No. 48138

                       transactions on the affected transmission system to a level necessary to remove such jeopardy; provided, however, the Parties in order to maintain system integrity, may utilize curtailment provisions which may vary from this principle in accordance with generally accepted utility practices.
            7.13.4 The Parties shall endeavor to restore Transmission Service or Reciprocal Transmission Service as soon as practicable after an interruption.

                                                          APS Contract No. 48138


8.   SIGNATURE:
     ---------
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the 2nd day of March, 1994.

                                         ARIZONA PUBLIC SERVICE COMPANY


                                         Signature: Jack E. Davis
                                         -------------------------
                                         Name:   Jack E. Davis
                                         -------------------------
                                         Title:  Vice President
                                         -------------------------



                                         PACIFICORP


                                         Signature: Dennis P. Steinberg
                                         -----------------------------------
                                         Name:  Dennis P. Steinberg
                                         -----------------------------------
                                         Title:  Vice President
                                         -----------------------------------

                                                          APS Contract No. 48138

                    RECIPROCAL TRANSMISSION SERVICE AGREEMENT
                                     BETWEEN
                         ARIZONA PUBLIC SERVICE COMPANY
                                       AND
                                   PACIFICORP


                                    EXHIBIT A
                                    ---------


                         Rates for Transmission Service
                         ------------------------------


 1.  Transmission Charge: $1.52/kW per month times the Transmission Demand.

 2. Tax Charge: A Tax Charge of 0% shall be applied to the Transmission Charges in Section 1 above, subject to the terms of Section 3 hereof. The 0% Tax Charge is to cover the "Arizona Transaction Privilege (Sales) Tax or similar tax(es).

 3.  SALES TAX:

     3.1 The Parties believe that the Transmission Service being provided hereunder is not subject to transaction privilege tax (sales tax), excise tax or any similar tax ("Taxes"). If, and in the event that, the Arizona State Department of Revenue, Arizona cities or towns, or other governmental units ("Taxing Entity") issue(s) an assessment or notice of intent to assess for such Taxes, whether prospectively or retroactively, and any associated interest or penalties, APS shall notify PacifiCorp of such Taxes.

     3.2 APS shall pay the Taxing Entity the required retroactive Taxes and APS shall notify PacifiCorp of such payment. The notification shall include a proof of payment satisfactory to PacifiCorp. PacifiCorp agrees to reimburse APS for the full amount of the retroactive Taxes and any associated interest or penalties paid by APS, within fifteen
            (15) days of such notification.

     3.3 PacifiCorp shall have the right, upon notification and at its own expense, to participate with APS in any appeal or protest of an assessment of Taxes.

     3.4 APS shall have the right to include Taxes in any future invoice rendered to PacifiCorp after the date of notification specified in
            Section 3.1 hereof and prior to the date of a final determination, if any, that such Taxes are not due.

     3.5 If any Taxes and associated interest and penalties paid by APS and for which APS was reimbursed by PacifiCorp pursuant

                                                          APS Contract No. 48138

            to Section 3.2 hereof, are refunded, or credited, by a Taxing Entity to APS, APS shall notify PacifiCorp of the receipt of such refund, or credit, within fifteen (15) days and APS shall promptly refund the amount of such refund, or credit, including any interest paid thereon.

     3.6 Each Party to any proceeding pursuant to this Section 3 shall bear its own cost and expense, including attorneys fees, in connection therewith.











Revision No.        Original
            ----------------------------

Effective Date:
              --------------------------



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